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                                                                    EXHIBIT 10.2


                              AMENDED AND RESTATED
                          EMPLOYEE BENEFITS AGREEMENT

     This AMENDED AND RESTATED EMPLOYEE BENEFITS AGREEMENT (the "Agreement"), dated as of March 4, 1999, between Republic Industries, Inc., a Delaware corporation ("Parent"), and Republic Services, Inc., a Delaware corporation ("Company").

     WHEREAS, Parent and Company have entered into a Separation and Distribution Agreement (the "Distribution Agreement") which contemplates (i) the separation of Company, which comprised Parent's solid waste services businesses and operations (the "Company Business"), from Parent's other businesses and operations (the "Separation"), (ii) the consummation of an initial public offering (the "IPO") of the Company's Class A common stock, and
(iii) the consummation of the Disposition as defined below; and

         WHEREAS, the Distribution Agreement contemplates the execution and delivery of this Agreement, the purpose of which is to set forth certain matters regarding the treatment of employee benefits as a result of, and in connection with, the Separation.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         As used in this Agreement, terms shall have the meaning set forth in the Distribution Agreement, unless otherwise expressly provided herein. In addition, the following terms shall have the following meanings:

         "Company Subsidiary" means any corporation, partnership or other entity directly or indirectly controlled by Company.

         "Current Company Employee" means any individual, other than a Former Company Employee, who is employed by the Company or any Company Subsidiary prior to the Effective Date and who was never employed by Parent or any Parent Subsidiary.


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         "Disposition" means the sale or other disposition of Class A Common
Stock and/or Class B Common Stock which results in the Parent owning less than a majority of the voting power represented by all of the outstanding shares of capital stock of the Company, through one transaction or a series of transactions.

         "Effective Date" means the date on which the transaction or transactions which result in the completion of the Disposition are consummated.

         "Former Company Employee" means any individual who was an employee of the Company or any Company Subsidiary or was engaged in Company Business with Parent but terminated such employment prior to the Effective Date.

         "Parent Subsidiary" means any corporation, partnership or other entity directly or indirectly controlled by Parent, other than Company and Company Subsidiaries.

         "Transfer Date" means the effective date on which such Company Employee's employment is transferred from Parent or any Parent Subsidiary to Company or any Company Subsidiary. In the case of a Transferred Company Employee who is on a leave of absence approved by Parent or Parent Subsidiary and who is approved by the Company to commence employment with the Company or any Company Subsidiary upon completion of the leave of absence, the Transfer Date shall be the effective date of such approval.

         "Transferred Company Employee" means any individual who is a current or former employee of the Parent or any Parent Subsidiary and whose employment is transferred from Parent or any Parent Subsidiary to Company or any Company Subsidiary on or prior to the Effective Date or within three hundred sixty five days after the Effective Date. A Transferred Company Employee also includes any individual who is on a leave of absence approved by Parent or Parent Subsidiary and who is approved by the Company to commence employment with the Company or any Company Subsidiary upon completion of the leave of absence.


                                   ARTICLE II

                          CERTAIN BENEFIT PLAN MATTERS

         2.1      CERTAIN COMPANY PLANS; ASSUMPTIONS OF OBLIGATIONS BY COMPANY.

                  (a) Except as otherwise provided herein, Company hereby agrees to establish as of or prior to the Effective Date employee benefit plans (the "Company Plans") having substantially the same terms and provisions as the employee benefit plans of Parent listed on SCHEDULE 2.1 hereto (the "Parent Plans"). Except as otherwise provided herein, the Company agrees to assume and to pay, perform, fulfill and discharge, in accordance with their respective terms, all liabilities arising under such Parent Plans relating to each Transferred Company Employee, certain Former Company


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Employees and certain Current Company Employees who are participating under any
Parent Plans. The Company acknowledges and agrees that Parent is making no representations or warranties hereunder or otherwise that the costs to Company of providing benefits under the Company Plans (including without limitation costs of premiums and other charges to third party service providers) will be the same as the corresponding costs heretofore incurred by Parent. Nothing in this Agreement shall be construed to prevent the Company from altering or discontinuing any Company Plans established by it pursuant to this Section 2.

                  (b) Except as provided in Section 2.5, until the Effective Date, such Transferred Company Employees, certain Former Company Employees and certain Current Company Employees referenced in Section 2.1(a) above will continue to participate in the Parent Plans, and the Company shall bear the allocable share of the costs of benefits thereunder. Except as provided in
Section 2.5, any Transferred Company Employee, certain Former Company Employees and certain Current Company Employees referenced in Section 2.1(a) above will cease to participate in a Parent Plan upon becoming eligible to participate in a Company Plan which has substantially the same terms and provisions as the Parent Plan if such Plan is established prior to the Effective Date.

         2.2 CERTAIN PAYMENTS BY PARENT. Parent hereby agrees to pay all insurance premiums or similar plan payments attributable to each participant who will become a Transferred Company Employee for the period ending on such participant's Transfer Date (or the end of the month thereafter if insurance premiums or third party administration deposits are paid on a monthly basis) under each Parent Plan listed on Schedule 2.1 hereto.

         2.3 CERTAIN MEDICAL CLAIMS. Parent hereby agrees to retain all medical costs, including insurance premiums or the payment and reimbursement of claims, of each Transferred Company Employee and his or her covered dependents for claims which relate to conditions incurred on or prior to the Transferred Company Employee's Transfer Date with respect to expenses for medical services rendered to such persons during the period ending on such Transfer Date.

         2.4 EMPLOYEES ON CERTAIN LEAVE. If any individual who becomes a Transferred Company Employee is on a leave of absence approved by Parent or any Parent Subsidiary on his or her Transfer Date, and continues on a leave approved by Company or any Company Subsidiary after the Transfer Date, then such leave shall continue under Company's leave policies; provided that the maximum aggregate amount and duration of such benefits as well as the duration of the leave shall not exceed such limits under the applicable Parent policy.

         2.5 SAVINGS PLAN(S). Prior to the Effective Date, the Company shall be a participating employer in the 401(k) plan currently maintained by the Parent ("Parent's Savings Plan"). Each Transferred Company Employee who makes salary reduction contributions to a Parent Savings Plan during the calendar quarter in which his or her Transfer Date occurs, with respect to compensation paid on or before such Transfer Date, and who continues to be employed by Company or a Company Subsidiary at the end of such calendar quarter, will have matching contributions made to the Parent Savings Plans, by Parent and Company pro rata, with respect to those contributions, as of the end


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of such calendar quarter. All assets in the Parent's Savings Plan attributable to Transferred Company Employees, Former Company Employees and Current Company Employees shall be transferred to the new 401(k) plan maintained by the Company as soon as practical after such new plan's effective date. All assets and liabilities associated with qualified retirement plans acquired via previous and current acquisition activity by either Parent and/or the Company related to the Company Business will become those of the Company as of the Effective Date.

         2.6 INCENTIVE PLAN. Company shall assume certain employee stock incentive obligations, pursuant to its 1998 Stock Incentive Plan (the "Stock Incentive Plan").

                  (a) On March 2, 1999 (the "Substitution Date"), the Company issued substitute options under the Stock Incentive Plan (collectively "Substitute Options") in substitution for grants of options to purchase Parent Common Stock granted under Parent's stock option plans as of the Substitution Date (collectively, "Parent Stock Options") which are held by Transferred Company Employees and Current Company Employees on the Substitution Date. With certain exceptions, notwithstanding this Section 2.6, Parent Stock Options held by individuals employed by Parent as of the Substitution Date and Parent Stock Options held by individuals who will not continue their employment after the Substitution Date with any of Parent, the Company or any of their subsidiaries, including individuals who have retired prior to such date, will remain outstanding as Parent Stock Options.

                  (b) The Substitute Options provide for the purchase of a number of shares of the Class A Common Stock of the Company (the "Class A Common Stock") equal to the number of shares of Parent Common Stock subject to such Parent Stock Options as of the Effective Date. The per share exercise price of each Substitute Options will equal the closing price of the Class A Common Stock as listed on the New York Stock Exchange (the "NYSE") on March 1, 1999 less the difference between the closing Price of the common stock of Parent as listed on the NYSE on March 1, 1999 and the exercise price of the surrendered Parent Stock Option. The other terms and conditions of such Substitute Options will be substantially the same as those of the surrendered Parent Stock Options subject to the provisions of the Stock Incentive Plan.

                  (c) Parent agrees to indemnify, defend and hold harmless the Company Indemnitees from and against any Liabilities relating to, arising out of or resulting from options granted under any of the Parent's stock option plans.


                                  ARTICLE III

                                 MISCELLANEOUS




         3.1 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint


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venture between the parties, it being understood and agreed that no provisions contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

         3.2 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the parties hereto and their respective subsidiaries and affiliates and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         3.3 GOVERNING LAW. To the extent not preempted by applicable federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Florida, irrespective of the choice or conflict of law rules or provisions of the State of Florida, as to all matters, including matters of validity, construction, effect, performance and remedies.

         3.4 INCORPORATION OF DISTRIBUTION AGREEMENT PROVISIONS. The following provisions of the Distribution Agreement are hereby incorporated herein by reference and, unless otherwise expressly specified herein, such provisions shall apply as if set forth herein: Article VI (relating to Indemnification), Article X (relating to exchange of information, confidentiality) and Section 14.5 (relating to notices).

         3.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto with respect to the subject matter hereof, including the Employee Benefit Agreement between the parties hereto dated June 30, 1998.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and year first above written.


                                        REPUBLIC INDUSTRIES, INC.


                                         By: /s/ James O. Cole
                                             -----------------------------------
                                         Name: James O. Cole
                                              ----------------------------------
                                         Title: Senior Vice President, Secretary
                                                and General Counsel
                                               ---------------------------------


                                         REPUBLIC SERVICES, INC.


                                         By: /s/ David A. Barclay
                                            -----------------------------------
                                         Name: David A. Barclay
                                               --------------------------------
                                         Title: Senior Vice President and
                                                General Counsel
                                               --------------------------------


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               SCHEDULE 2.1 -- PLANS OF REPUBLIC INDUSTRIES, INC.

The Republic Rewards 401(k) Plan, effective as of January 1, 1998

The Republic Holding Plan, effective as of January 1, 1998

Trust Agreement, effective as of January 1, 1998, between Merrill Lynch Trust Company (Florida), as Trustee, and Republic Industries, Inc., as Employer.

Agreement, dated as of January 1, 1998, between Connecticut General Life Insurance Company and Republic Industries, Inc. for Health Care Plan Administration Services.

Republic Waste Industries, Inc. 1991 Stock Option Plan, as amended

Republic Industries, Inc. Amended and Restated 1995 Employee Stock Option Plan

Republic Industries, Inc. Amended and Restated 1997 Employee Stock Option Plan

Republic Industries, Inc. 1998 Employee Stock Option Plan




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